CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated June 9, 2026, and each included in this Post-Effective Amendment No. 397 to the Registration Statement (Form N-1A, File No. 333-192858) of The Advisors’ Inner Circle Fund III (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 25, 2025, with respect to the financial statements and financial highlights of Rayliant NxtGen Multifactor US Equity ETF (Formerly, Rayliant Wilshire NxtGen US Large Cap Equity ETF) (Formerly, Rayliant Quantitative Developed Market Equity ETF) and Rayliant NxtGen Multifactor Emerging Markets Equity ETF (Formerly, Rayliant Wilshire NxtGen Emerging Markets Equity ETF) (Formerly, Rayliant Quantamental Emerging Market ex-China Equity ETF) (two of the funds constituting The Advisors’ Inner Circle Fund III) included in the Annual Report (Form N-CSR) for the year ended September 30, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 9, 2026